EXHIBIT 11.1

                         ESPEY MFG. & ELECTRONICS CORP.

                      Computation of per Share Earnings as
                        Disclosed in Item 14 of Form 10-K

                         Five years ended June 30, 2000

                                       2000           1999          1998           1997            1996
                                  ---------      ---------     ---------      ---------       ---------
Computation of earnings
  per share:

      BASIC
      Weighted average
      number of primary
      shares outstanding          1,045,520      1,100,065     1,111,220      1,112,074       1,269,467
                                  =========      =========     =========      =========       =========

      Net income(loss)             $782,942        730,601      (739,602)       563,128         522,737
                                  =========      =========     =========      =========       =========


      Per share-basic                  $.75            .66         (.67)            .51             .41
                                  =========      =========     =========      =========       =========

      DILUTED
      Weighted average
      number of primary
      shares outstanding          1,045,520      1,100,065     1,111,220      1,112,074       1,269,467
                                  =========      =========     =========      =========       =========

      Net effect of
      dilutive stock
      options based on
      treasury stock
      method                            285             --            --             --              --
                                  =========      =========     =========      =========       =========

      Net income(loss)             $782,942        730,601      (739,602)       563,128         522,737
                                  =========      =========     =========      =========       =========


      Per share-diluted                $.75            .66         (.67)            .51             .41
                                  =========      =========     =========      =========       =========